UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.       )
Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐
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☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
MONEYGRAM INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2828 N. Harwood St., 15th Floor
Dallas, Texas 75201

[          ], 2011

Dear MoneyGram Stockholder:

You are invited to attend a special meeting of stockholders of MoneyGram International, Inc. that will be held at [          ], Dallas, Texas, on [          ], 2011 at [          ], Central Standard Time.

At the special meeting, you will be asked to vote on a proposal to approve an amendment to our Amended and Restated Certificate of Incorporation which will (i) effect a reverse stock split of MoneyGram’s common stock and (ii) reduce the number of authorized shares of MoneyGram’s common stock if MoneyGram’s board of directors determines, in its sole discretion, at any time prior to the first anniversary of the special meeting that the reverse stock split and the reduction in the number of authorized shares are in the best interests of MoneyGram and its stockholders. Details of the business to be conducted at the special meeting are described in the attached Notice of Special Meeting of Stockholders and proxy statement.

Your vote is important. Whether or not you plan to attend the special meeting, please sign, date and return the enclosed proxy card in the envelope provided, or you may vote by telephone or on the Internet as described on your proxy card. If you plan to attend the special meeting, you may vote in person.

We look forward to seeing you at the special meeting.

Sincerely,

Pamela H. Patsley
Chairman and Chief Executive Officer

2828 N. Harwood St., 15th Floor
Dallas, Texas 75201

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

[          ], 2011

To the Stockholders of MoneyGram International, Inc.:

Notice is hereby given that a special meeting (the “Special Meeting”) of the holders (the “Stockholders”) of common stock, par value $0.01 per share (the “Common Stock”), of MoneyGram International, Inc. (the “Company”) will be held at [          ], Dallas, Texas, on [ ], 2011 at [          ], Central Standard Time. As a Stockholder, you will be asked to consider a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation which will (i) effect a reverse stock split of the Common Stock at a ratio that will be determined by the Company’s board of directors and that will be within a range of one-for-five (1:5) to one-for-ten (1:10) (the “Reverse Stock Split”) and (ii) reduce the number of authorized shares of Common Stock by the reverse stock split ratio determined by the Board (the “Authorized Share Reduction”) if the board of directors of the Company determines, in its sole discretion, at any time prior to the first anniversary of the Special Meeting that the Reverse Stock Split and the Authorized Share Reduction are in the best interests of the Company and the Stockholders.

The board of directors recommends a FOR vote for this proposal.

Only Stockholders of record of Common Stock at the close of business on [          ], 2011 (the “record date”) are entitled to receive this notice and vote at the Special Meeting. The Company will transact no other business at the Special Meeting except such business as may properly be brought before the Special Meeting.

To assure your representation at the Special Meeting, please access the automated telephone voting feature or the Internet voting option described on the proxy card, or vote, sign and mail the enclosed proxy card as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

Timothy C. Everett
Executive Vice President, General Counsel and
Corporate Secretary

2828 N. Harwood St., 15th Floor
Dallas, Texas 75201

Your vote is important. Whether or not you plan to attend the Special Meeting, you are urged to sign, date and return the enclosed proxy card in the envelope provided, or you may vote by telephone or on the Internet as described on your proxy card. The delivery of your proxy will not affect your right to vote in person if you are present at the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING TO BE HELD ON [          ], 2011

The proxy statement and 2010 Form 10-K are available at www.moneygram.com.

2828 N. Harwood St., 15th Floor
Dallas, Texas 75201

PROXY STATEMENT

MoneyGram International, Inc. (the “Company”) is furnishing this Proxy Statement to you in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies for use at the Company’s special meeting (the “Special Meeting”) of the holders (the “Stockholders”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be held at [          ], Dallas, Texas, at [          ], Central Standard Time, on [          ], 2011.

The notice, this Proxy Statement and the form of proxy enclosed are being first sent to the Stockholders on or about [          ], 2011.

When used in this Proxy Statement, the terms “MoneyGram,” the “Company,” “we” and “our” refer to MoneyGram International, Inc.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Q:	Why am I receiving this Proxy Statement?

A:  The Company sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting proxies for a Special Meeting of the Stockholders. You are receiving this Proxy Statement because you owned shares of the Common Stock entitled to vote on [          ], 2011, the record date for the Special Meeting, and as a result you are entitled to vote those shares at the Special Meeting. By use of a proxy, you can vote whether or not you attend the Special Meeting. This Proxy Statement describes the matter on which the Company would like you to vote and provides information on such matter so that you can make an informed decision.

Q:	Who is soliciting my vote?

A:  The Board is soliciting your vote at the Special Meeting.

Q:	What is the purpose of the Special Meeting?

A:  You will be voting on a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation which will (i) effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio that will be determined by the Board and that will be within a range of one-for-five (1:5) to one-for-ten (1:10) (the “Reverse Stock Split”) and (ii) reduce the number of authorized shares of Common Stock by the same ratio as the Reverse Stock Split (the “Authorized Share Reduction”) if the Board determines, in its sole discretion, at any time prior to the first anniversary of the Special Meeting that the Reverse Stock Split and the Authorized Share Reduction are in the best interests of the Company and the Stockholders.

Q:	How will fractional shares resulting from the Reverse Stock Split be treated?

A:  We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Fractional shares resulting from the Reverse Stock Split will be collected and pooled by the Company’s transfer agent and sold in the open market, and the proceeds will be allocated to the Stockholders’ respective accounts pro rata in lieu of fractional shares.

Q:	When will the Reverse Stock Split and Authorized Share Reduction become effective?

A:  If approved by the Stockholders, the Reverse Stock Split and Authorized Share Reduction will become effective upon filing the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. However, notwithstanding approval of the Reverse Stock Split and the Authorized Share Reduction by the Stockholders, the Board will have the sole authority to elect, at any time prior to the first anniversary of the Special Meeting, whether or not to amend the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction. If the Board does not implement the Reverse Stock Split and the Authorized Share Reduction prior the first anniversary of the receipt of the requisite Stockholder approval at the Special Meeting, Stockholder approval would be required again prior to implementing any reverse stock split.

Q:	Who is entitled to vote at the Special Meeting?

A:  Stockholders of record as of the close of business on the record date will be entitled to notice of, and to vote at, the Special Meeting.

Q:	How many shares can vote?

A:  On the record date, the Company had [          ] issued and outstanding shares of Common Stock, which constitute its only outstanding voting securities. Each Stockholder is entitled to one vote for each share of Common Stock held as of the record date.

Q:	How does the Board recommend I vote on the proposal?

A:  The Board recommends that each Stockholder vote “FOR” the proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

Q:	Why is the Board recommending that I vote “FOR” the proposal?

A:  The Board desires to effect the Reverse Stock Split and the Authorized Share Reduction to attempt to achieve a price per share for the Common Stock that may increase the marketability, trading volume and liquidity of the Common Stock.

Q:  How many votes must be present to hold the Special Meeting?

A: The presence in person or representation by proxy of the holders of a majority of the outstanding Common Stock on the record date is necessary to constitute a quorum for the matters to be voted upon at the Special Meeting.

Q:	What vote is required to approve the proposal?

A:  To be approved, the proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction must receive a “FOR” vote, either in person or by proxy, from the holders of a majority of the shares of outstanding Common Stock.

Affiliates and co-investors of Thomas H. Lee Partners, L.P. (the “THL Investors”) hold approximately 78.9% of the outstanding shares of Common Stock and have indicated their intention to vote “FOR” the proposal, thereby assuring its approval. The shares of our Series D Participating Convertible Preferred Stock, all of which were held by affiliates of Goldman, Sachs & Co. (the “GS Investors”) on the record date, are non-voting while held by the GS Investors and, therefore, are not entitled to vote on the proposal.

Q:	If I am a stockholder of record, how do I vote?

A:  Your vote is important. You may submit a proxy via the Internet, by telephone or by mail or you may vote by ballot by attending the Special Meeting. The Internet and telephone proxy submission procedures are provided on the accompanying proxy card. If you submit a proxy by telephone or via the Internet, you do not need to return your proxy card.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?

A:  If you are a beneficial owner of shares held in street name, you must either direct the brokerage firm, bank, broker-dealer or other record holder of your shares as to how to vote your shares, or obtain a proxy from the brokerage firm, bank, broker-dealer or other record holder to vote at the Special Meeting. Please refer to the voter instruction cards used by your brokerage firm, bank, broker-dealer or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

Q:	How are abstentions treated?

A:  Abstentions are counted as being present or represented for purposes of determining whether a quorum is present and will have the same effect as a vote against the proposal.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	if you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement (i.e., in favor of the proposal) and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization does not have the authority to vote your shares with respect to the non-routine matter. This is generally referred to as a “broker non-vote.” Broker non-votes will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote against the proposal. Because we consider the proposal to be a non-routine matter and there are no routine matters expected to be acted on at the Special Meeting, we do not expect to receive any broker non-votes in connection with the Special Meeting.

Q:	Can I change my vote or revoke my proxy?

A:  Yes. Even if you submitted a proxy by telephone or via the Internet or if you signed the proxy card in the form accompanying this Proxy Statement, you retain the power to revoke your proxy and to change your vote. You can revoke your proxy any time before it is exercised by giving written notice to the Corporate Secretary specifying such revocation. You may also revoke your proxy by a later-dated proxy by telephone or via the Internet or by timely delivery of a valid, later-dated proxy by mail or by voting by ballot at the Special Meeting. Your attendance at the Special Meeting in itself will not automatically revoke a previously submitted proxy. However, if you hold your shares through a broker, bank or nominee and have instructed your broker, bank or nominee how to vote your shares, you must follow directions received from the broker, bank or nominee in order to change your vote or to vote at the Special Meeting.

Q:	Are Stockholders entitled to exercise appraisal rights in connection with the proposal?

A:  No. Under Delaware law, Stockholders are not entitled to exercise appraisal rights in connection with the proposal, and the Company will not independently provide Stockholders with any such right.

Q:	Who is paying for the cost of this proxy solicitation?

A:  The Company is paying the costs of the solicitation of proxies. The Company must pay brokerage firms and other persons representing beneficial owners of shares held in street name their reasonable out-of-pocket expenses incurred in connection with sending the proxy materials to beneficial owners and obtaining beneficial owners’ voting instructions. In addition to soliciting proxies by mail, the Board members, officers and employees may solicit proxies on the Company’s behalf, without additional compensation, personally or by telephone.

THE PROPOSAL

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT THE REVERSE STOCK SPLIT

General

The Board has authorized, and recommends for approval by the Stockholders, an amendment to the Company’s Amended and Restated Certificate of Incorporation that, if approved by the Stockholders and filed with the Secretary of State of the State of Delaware, would effect the following changes:

•	a reverse stock split of the issued and outstanding Common Stock to combine the shares of the Common Stock at a ratio that will be determined by the Board prior to the filing of the amendment and that will be within a range of one-for-five (1:5) to one-for-ten (1:10) (the “Reverse Stock Split”); and

•	following the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock would be reduced by the reverse stock split ratio determined by the Board.

If the Company receives the required Stockholder approval of this proposal, the Board will have the sole authority to elect, at any time prior to the first anniversary of the Special Meeting: (1) whether or not to amend the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction, and (2) if so, the number of whole shares of Common Stock between and including five and ten which will be combined into one share of Common Stock, and the number of shares of Common Stock which will be authorized by such amendment, in any of the combinations set forth in the following table:

Number of Whole Shares of	Corresponding Number of
Common Stock which will be Combined	Authorized Shares of
into One Share of Common Stock	Common Stock

5	260,000,000
6	216,666,667
7	185,714,286
8	162,500,000
9	144,444,444
10	130,000,000

If the Board elects to effect the Reverse Stock Split at any of the ratios set forth in the table above, the Board will also effect the Authorized Share Reduction to the number of authorized shares of Common Stock corresponding to such reverse stock split ratio in the table above.

If approved by the Stockholders, the Reverse Stock Split and Authorized Share Reduction will become effective upon filing the amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. However, notwithstanding approval of the Reverse Stock Split and the Authorized Share Reduction by the Stockholders, the Board will have the sole authority to elect, at any time prior to the first anniversary of the Special Meeting, whether or not to amend the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction. If the Board does not implement the Reverse Stock Split and the Authorized Share Reduction prior to the one year anniversary of the receipt of the requisite Stockholder approval at the Special Meeting, Stockholder approval would be required again prior to implementing any reverse stock split.

The text of the proposed amendment of the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction is included as Appendix A to this Proxy Statement.

Reasons for the Reverse Stock Split and the Authorized Share Reduction

The Board authorized the Reverse Stock Split and the Authorized Share Reduction with a view to increasing the per share trading price of the Common Stock. Other reasons include:

•	Increase in Eligible Investors. The Reverse Stock Split could allow a broader range of institutions to invest in the Company’s stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of the Common Stock. In recent months, the stock market and our stock price have experienced volatility and our stock has traded at prices below the investing guidelines for certain institutional investors and investment funds. We believe that Stockholder approval of the Reverse Stock Split will provide the Board with flexibility to make our Common Stock a more attractive investment for many investors, which we believe will enhance the liquidity for the holders of our Common Stock and may facilitate any future sales of our Common Stock or Series D Preferred Stock held by the THL Investors or the GS Investors if such holders determine to sell such shares.

•	Increased Analyst and Broker Interest. The Reverse Stock Split could increase analyst and broker interest in the Company’s stock as their policies can discourage or prohibit them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual Stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Company’s Stock Price over the Long-Term, Which Would Prevent the Company From Realizing Some of the Anticipated Benefits of the Reverse Stock Split. The Board expects that a Reverse Stock Split of the Common Stock will likely increase the market price of the Common Stock immediately following the Reverse Stock Split. However, the effect of a reverse stock split upon the market price of the Common Stock cannot be predicted with any certainty, and the history of similar stock split combinations for other companies is varied. It is possible that the per share price of the Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split. The market price of the Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s future performance.

The Reverse Stock Split May Decrease the Liquidity of the Common Stock.  The liquidity of the Common Stock may be decreased by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transactions Costs per Share to Sell.  If the Reverse Stock Split is implemented, it will increase the number of Stockholders who own “odd lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of Common Stock.

Effects of the Reverse Stock Split

Reduction of Shares Held by Individual Stockholders.  After the effective date of the Reverse Stock Split, each Stockholder will own fewer shares of Common Stock. However, the Reverse Stock Split will affect all Stockholders uniformly and will not affect any Stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any Stockholders receiving cash in lieu of fractional shares as described below. Proportionate voting rights and other rights of the Stockholders will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of Common Stock immediately after the Reverse Stock Split (subject to adjustment for any payment of cash in lieu of fractional shares). The number of Stockholders of record will not be affected by the Reverse Stock Split (except to the extent that any Stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split).

Reduction in Total Issued and Outstanding Shares.  The Reverse Stock Split will reduce the total number of issued and outstanding shares of Common Stock by the reverse stock split ratio determined by the Board within the limits set forth in this proposal.

Change in Number and Exercise Price of Employee and Director Equity Awards.  If the Reverse Stock Split is approved and implemented, the terms of equity awards under the MoneyGram International, Inc. 2005 Omnibus Incentive Plan, as amended (the “2005 incentive plan”), including the per share exercise price of options and the number of shares issuable under outstanding awards, will be proportionately adjusted to maintain the approximate economic value of the awards. As of June 30, 2011, we had outstanding under the 2005 incentive plan options to purchase 40,671,458 shares of Common Stock at a weighted average exercise price of $3.02 per share. A Reverse Stock Split will not affect the expiration date of outstanding stock options. The number of shares remaining reserved or available for grant under the 2005 incentive plan and deferred compensation plans will be reduced proportionately as well.

Regulatory Effects.  The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the Company’s obligation to publicly file financial and other information with the Securities and Exchange Commission (the “SEC”). If the Reverse Stock Split is implemented, the Common Stock will continue to trade on the New York Stock Exchange (the “NYSE”) under the symbol “MGI” (although the NYSE would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).

No Going Private Transaction.  Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Effect on Ability to Pay Dividends.  The Board has not declared, nor does it have any plans to declare in the foreseeable future, any dividends on the Common Stock. The payment of dividends will be in the discretion of the Board. Therefore, the Reverse Stock Split will not have any effect on dividends or other future distributions, if any, to the Company’s stockholders.

Effect on Series D Preferred Stock.  With respect to our Series D Participating Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), the Amended and Restated Certificate of Designations, Preferences and Rights for the Series D Preferred Stock provides that the Conversion Ratio (as defined therein) in effect at the time of the effective date of the Reverse Stock Split shall be adjusted to the number obtained by multiplying the Conversion Ratio in effect at the time of the effective date of the Reverse Stock Split by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately following such action, and the denominator of which shall be the shares of Common Stock outstanding immediately prior to such action. As of the record date, the Conversion Ratio of the Series D Preferred Stock was 1,000. For example, based on the outstanding shares of Common Stock on the record date, the Conversion Ratio would be adjusted to a number from 200 to 100 based on the range of reverse stock split ratios of one-for-five (1:5) to one-for-ten (1:10). The actual Conversion Ratio adjustment will depend on the reverse stock split ratio determined by the Board and the number of shares of Common Stock outstanding on the effective date of the Reverse Stock Split.

Determination of the Specific Reverse Stock Split Ratio

If the Board chooses to implement the Reverse Stock Split, the Board’s selection of the specific reverse stock split ratio will be based primarily on the price level of the Common Stock immediately prior to the Reverse Stock Split and the expected stability of the price level of the Common Stock going forward. We expect that the primary focus of the Board in determining the reverse stock split ratio will be to select a ratio that they believe is likely to result in increased marketability and liquidity of the Common Stock and may encourage interest and trading in the Common Stock for the reasons discussed under “— Reasons for the Reverse Stock Split and Authorized Share Reduction” above.

We believe that granting the Board the authority to set the ratio for the Reverse Stock Split is essential because it provides the Board with the maximum flexibility to react to changing market conditions and to therefore act in the best interests of the Company and our stockholders. If the Board implements the Reverse Stock Split, the Company will make a public announcement regarding the determination of the exact reverse stock split ratio.

Board Discretion to Implement the Reverse Stock Split and the Authorized Share Reduction

The Board will implement the Reverse Stock Split and the Authorized Share Reduction, if at all and notwithstanding approval of the Reverse Stock Split and Authorized Share Reduction by the Stockholders, only upon a determination by the Board, in its sole discretion, that the Reverse Stock Split and the Authorized Share Reduction are in the best interests of the Company and its Stockholders at the time of such determination. Such determination will be based upon factors the Board deems appropriate, including without limitation the Company’s then current stock price, the existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. If the Board does not implement the Reverse Stock Split and the Authorized Share Reduction prior to the one year anniversary of the receipt of the requisite Stockholder approval at the Special Meeting, Stockholder approval would be required again prior to implementing any reverse stock split.

Amendment Effective Time

The effective date of the Reverse Stock Split and the Authorized Share Reduction will be the date on which the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the amendment contemplated by this proposal is accepted and recorded by the Delaware Secretary of State (subject to any specific future time of effectiveness stated therein) in accordance with Section 103 of the Delaware General Corporation Law. The exact timing of the filing of the amendment will be determined by the Board based on its determination that such action will be in the best interests of the Company and its Stockholders as described above. Except as explained below with respect to fractional shares, on the effective date of the amendment to effect the Reverse Stock Split, shares of the Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the Stockholders, into new shares of the Common Stock in accordance with the reverse stock split ratio determined by the Board within the limits set forth in this proposal.

Required Vote

Approval of this proposal requires the affirmative vote, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock. Abstentions and broker “non-votes” will have the same effect as voting “AGAINST” the adoption of this proposal because the required vote is based on the number of shares outstanding rather than the number of votes cast. The THL Investors, who hold approximately 78.9% of the outstanding shares of Common Stock have indicated their intention to vote in favor of this proposal, thereby assuring its approval. The shares of our Series D Preferred Stock, all of which were held by the GS Investors on the record date, are non-voting while held by the GS Investors and are, therefore, not entitled to vote on this proposal.

The Board urges you to vote “FOR” this proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.

Accounting Treatment

Following the effectiveness of the amendment to the Company’s Amended and Restated Certificate of Incorporation, the stated capital on the Company’s balance sheet and the additional paid-in capital account, in each case, attributable to the Common Stock, will be adjusted to reflect the Reverse Stock Split. The par value per share of the Common Stock will remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the Company’s consolidated balance sheet attributable to Common Stock will be reduced in proportion to the size of the reverse stock split ratio determined by the Board and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of the Common Stock outstanding. The shares of Common Stock held in treasury will not be reduced in proportion to the size of the reverse stock split ratio determined by the Board. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Interests of Certain Persons in the Proposal

Certain of the Company’s officers and directors have an interest in this proposal as a result of their ownership of shares of stock of the Company, as set forth in the section entitled “Security Ownership of Management” below. However, the Company does not believe that its officers or directors have interests in the Reverse Stock Split or Authorized Share Reduction that are different from or greater than those of any other Stockholder of the Company.

Fractional Shares

The Company does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Stockholders who own the Common Stock prior to the effective date of the Reverse Stock Split and who otherwise would hold fractional shares because the number of shares of the Common Stock they held before the Reverse Stock Split would not be evenly divisible based on the Reverse Stock Split ratio will be entitled to a cash payment (without interest or deduction) in respect of such fractional shares. To avoid the existence of fractional shares of the Common Stock, shares that would otherwise result in fractional shares from the application of the Reverse Stock Split will be collected and pooled by the Company’s transfer agent and sold in the open market and the proceeds will be allocated to the Stockholders’ respective accounts pro rata in lieu of fractional shares. The Company will not receive any proceeds from any such sales. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s selling in the open market shares that would otherwise represent fractional shares.

Escheat Laws

Stockholders should be aware that, under the escheat laws of various jurisdictions, any amounts due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or Wells Fargo Shareowner Services, the Company’s transfer agent, concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, Stockholders otherwise entitled to receive such funds, but who do not receive them due, for example, to their failure to timely comply with the transfer agent’s instructions (described below), will have to seek to obtain such funds directly from the state to which they were paid.

Exchange of Stock Certificates

If the Reverse Stock Split is effected, Stockholders holding certificated shares will be required to exchange their stock certificates for the appropriate number of shares held electronically in book entry form (“Book Entry Shares”) resulting from the Reverse Stock Split. This means that, instead of receiving a new stock certificate, Stockholders holding certificated shares prior to the effective time of the Reverse Stock Split will receive a statement of holding indicating the number of Book Entry Shares held by them after giving effect to the Reverse Stock Split. Stockholders of record on the effective date of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by the Company’s transfer agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective date of the Reverse Stock Split, the transfer agent will send a letter of transmittal to each Stockholder advising such holder of the procedure for surrendering certificates representing the number of shares of the Common Stock prior to the Reverse Stock Split (“Old Stock Certificates”) in exchange for Book Entry Shares representing the number of shares of the Common Stock resulting from the Reverse Stock Split.

You should not send your Old Stock Certificates now.  You should send them only after you receive the letter of transmittal from the Company’s transfer agent.

As soon as practicable after the surrender to the transfer agent of any Old Stock Certificate, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Stock Certificate had been issued Book Entry Shares registered in the name of such person.

Until surrendered as contemplated herein, each Old Stock Certificate shall be deemed at and after the effective time of the Reverse Stock Split to represent the number of full shares of the Common Stock resulting from the Reverse Stock Split. Until they have surrendered their Old Stock Certificates for exchange, Stockholders will not be entitled to receive any dividends or other distributions, if any, that may be declared and payable to holders of record.

Any Stockholder whose Old Stock Certificate has been lost, destroyed or stolen will be entitled to Book Entry Shares only after complying with the requirements that the Company and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

If any Book Entry Shares are to be issued in a name other than that in which the Old Stock Certificates are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to the Company any applicable transfer taxes or establish to the Company’s satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer. In all other cases, no service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Stock Certificate.

Stockholders who hold only uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent and, for beneficial owners, by their brokers or banks which hold in “street name” for their benefit, as the case may be to give effect to the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to the Company and to Stockholders that hold shares of the Common Stock as capital assets for U.S. federal income tax purposes. This discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code, and U.S. administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and differing interpretations. Changes in these authorities may cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to Stockholders in light of their particular circumstances or to Stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are partnerships or other pass-through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax, persons who hold their shares of Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their shares of Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds shares of Common Stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding shares of Common Stock, you should consult your tax advisor regarding the tax consequences of the Reverse Stock Split.

The Company has not sought, and will not seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) or an opinion of counsel regarding the U.S. federal income tax consequences of the Reverse Stock Split. As a result, there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. In addition, this summary does not address any state, local, estate, alternative minimum, or foreign tax consequences of the Reverse Stock Split. Accordingly, each Stockholder should consult its own tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences of the Reverse Stock Split to such Stockholder.

Tax Consequences to the Company.  We believe that the Reverse Stock Split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the Reverse Stock Split. In addition, we do not expect the Reverse Stock Split to affect our ability to utilize our net operating loss carryforwards.

Tax Consequences to Stockholders.  Except with respect to any cash received by a Stockholder in lieu of a fractional share of Common Stock, discussed below, the Stockholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Stock Split. Each Stockholder’s aggregate tax basis in the Common Stock it receives pursuant to the Reverse Stock Split (including any fractional share not actually received) should equal the Stockholder’s aggregate tax basis in the Common Stock it surrenders therefor. In addition, each Stockholder’s holding period for the Common Stock it receives in the Reverse Stock Split should include such Stockholder’s holding period for the Common Stock it surrenders therefor.

In general, the receipt of cash by a Stockholder in lieu of a fractional share of the Common Stock pursuant to the Reverse Stock Split should be treated for U.S. federal income tax purposes as though such fractional share had been issued to the Stockholder pursuant to the Reverse Stock Split and then redeemed by the Company, and such Stockholder should recognize taxable gain or loss thereon based on the difference between the amount of cash received and such Stockholder’s basis in the fractional share. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the Stockholder’s holding period in the fractional share is greater than one year as of the effective date of the Reverse Stock Split. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain Stockholders who own more than a minimal amount of Common Stock (generally more than 1%), who exercise some control over the affairs of the Company, or whose relative ownership of the Common Stock is not reduced as a result of the Reverse Stock Split (determined after applying certain ownership attribution rules that may treat the Common Stock owned by certain family members and related entities of a Stockholder as owned by such Stockholder). Stockholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Information Reporting and Backup Withholding.  Information returns generally will be required to be filed with IRS with respect to the receipt of cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split in the case of certain Stockholders. In addition, Stockholders may be subject to backup withholding (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Stockholder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION WHICH WILL (I) EFFECT THE REVERSE STOCK SPLIT AND (II) PROPORTIONATELY REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK IF THE BOARD DETERMINES, IN ITS SOLE DISCRETION, AT ANY TIME PRIOR TO THE FIRST ANNIVERSARY OF THE SPECIAL MEETING THAT THE REVERSE STOCK SPLIT AND THE AUTHORIZED SHARE REDUCTION ARE IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS.

OTHER MATTERS

We have not received notice of any other matters to be proposed at the Special Meeting. Consequently, the only matter expected to be acted on at the Special Meeting is that described in this Proxy Statement, along with any necessary procedural matters related to the Special Meeting. As to procedural matters, or any other matters that are determined to be properly brought before the Special Meeting calling for a vote of the Stockholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in that proxy, to vote on those matters in accordance with their best judgment.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Proxy Statement may contain forward-looking statements with respect to the financial condition, results of operation, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believes” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties and include, without limitation: statements regarding the future trading price, marketability or liquidity of the Common Stock; statements regarding the expected or potential benefits of the Reverse Stock Split and the Authorized Share Reduction; and our ability to implement the Reverse Stock Split and the Authorized Share Reduction.

Actual results may differ materially from those contemplated by the forward-looking statements in this Proxy Statement due to, among others, the risks and uncertainties described in Part I, Item 1A under the caption “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2010 and in Part II, Item 1A under the caption “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. These forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as required by federal securities law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information concerning beneficial ownership of our Common Stock and Series D Preferred Stock by those persons known by us to be the beneficial owners of more than five percent of our outstanding Common Stock and Series D Preferred Stock as of August 31, 2011. Except as otherwise indicated, a person has sole voting and investment power with respect to the securities shown. We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes voting or investment power over securities. The number of shares shown as beneficially owned in the table below are calculated pursuant to Rule 13d-3(d)(1) of the Exchange Act. Under Rule 13d-3(d)(1) of the Exchange Act, shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

			Shares of
	Shares of		Series D
	Common Stock	Percent of	Preferred Stock	Percent of
	Beneficially	Common	Beneficially	Series D
Name and Address	Owned	Stock(1)	Owned(2)	Preferred Stock

Thomas H. Lee Advisors, LLC(3)	314,601,233 (4)	78.9%	—	—
The Goldman Sachs Group, Inc.(5)	17,724 (6)	*	173,189.5678 (6)	100%

*	Less than 1 percent

(1)	Applicable percentage ownership is based on 398,626,743 shares of Common Stock outstanding as of August 31, 2011.

(2)	The 173,189.5678 shares of Series D Preferred Stock outstanding as of August 31, 2011 are immediately convertible into 173,189,568 shares of Common Stock by a holder, other than the Goldman Sachs Group, Inc. or its affiliates, that receives such shares by means of (i) a widespread public distribution, (ii) a transfer to an underwriter for the purpose of conducting a widespread public distribution, (iii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company, or (iv) a transfer to a transferee that would control more than 50% of the voting securities of the Company without any transfer from such transferor or its affiliates, as applicable (each of (i) — (iv), a “Widely Dispersed Offering”). The Series D Preferred Stock is generally non-voting while held by the Goldman Entities (as defined in footnote (6) below) or their affiliates and while held by any holder who receives such shares by means other than a Widely Dispersed Offering except for the right of such holders to vote on specific actions described in the Amended and Restated Series D Participating Convertible Preferred Stock Certificate of Designations.

(3)	The address of Thomas H. Lee Advisors, LLC (“THL Advisors”) is 100 Federal Street, Boston, MA 02110. The address of Putnam Investments Holdings, LLC and Putnam Investments Employees’ Securities Company III LLC is One Post Office Square, Boston, MA 02109. The address of Great-West Investors, L.P. is 8515 East Orchard Road, Greenwood Village, CO 80111. The address of SPCP Group, LLC (“SPCP”) is Two Greenwich Plaza, First Floor, Greenwich, CT 06830. The address for the remaining entities set forth in footnote (4) is the same as for THL Advisors. For information regarding the relationship between the THL Entities (as defined in footnote (4) below) and their co-investor SPCP, please see the Schedule 13D filed by Silver Point Capital, L.P. on April 4, 2008 and the Schedule 13D/A filed by Silver Point Capital, L.P. on March 9, 2011.

(4)	Certain information is based on information provided by the beneficial owner in Schedule 13D/As filed with the SEC on May 23, 2011. Shares of Common Stock are beneficially owned by the following: (a) THL Advisors; THL Equity Advisors VI, LLC; Thomas H. Lee Equity Fund VI, L.P.; Thomas H. Lee Parallel Fund VI, L.P.; Thomas H. Lee Parallel (DT) Fund VI, L.P.; THL Equity Fund VI Investors (MoneyGram), LLC; THL Coinvestment Partners, L.P.; THL Operating Partners, L.P.; Putnam Investments Holdings, LLC; Great-West Investors L.P. and Putnam Investments Employees’ Securities Company III LLC (the “THL Entities”) and (b) SPCP. The THL Entities may be deemed to constitute a “group,” within the meaning of Section 13(d)(3) of the Exchange Act, with the Goldman Entities (as defined in footnote (6) below) and SPCP. The THL Entities disclaim beneficial ownership of the stock held by the Goldman Entities and SPCP.

Of these shares: THL Advisors has shared voting power over 314,601,233 shares and shared dispositive power over 314,601,233 shares; THL Equity Advisors VI, LLC has shared voting power over 311,786,371 shares and shared dispositive power over 311,786,371 shares; Thomas H. Lee Equity Fund VI, L.P. has shared voting power over 176,117,200 shares and shared dispositive power over 176,117,200 shares; Thomas H. Lee Parallel Fund VI, L.P. has shared voting power over 114,953,537 shares and shared dispositive power over 114,953,537 shares; Thomas H. Lee Parallel (DT) Fund VI, L.P. has shared voting power over 20,080,075 shares and shared dispositive power over 20,080,075 shares; THL Equity Fund VI Investors (MoneyGram), LLC has shared voting power over 635,558 shares and shared dispositive power over 635,558 shares; THL Coinvestment Partners, L.P. has shared voting power over 484,917 shares and shared dispositive power over 484,917 shares; THL Operating Partners, L.P. has shared voting power over 597,425 shares and shared dispositive power over 597,425 shares; Putnam Investments Holdings, LLC has shared voting power over 866,092 shares and shared dispositive power over 866,092 shares; Great-West Investors L.P. has shared voting power over 1,732,521 shares and shared dispositive power over 1,732,521 shares; Putnam Investments Employees’ Securities Company III LLC has shared voting power over 866,092 shares and shared dispositive power over 866,092 shares; and SPCP has shared voting power over 6,355,580 shares and shared dispositive power over 6,355,580 shares.

(5)	The address of the Goldman Sachs Group is 200 West Street, New York, NY 10282-2198.

(6)	Certain information is based on information provided by the beneficial owners in a Schedule 13D/A filed with the SEC on May 23, 2011. Shares are beneficially owned by the following: the Goldman Sachs Group, Inc.; Goldman, Sachs & Co.; GSCP VI Advisors, L.L.C.; GS Capital Partners VI Fund, L.P.; GS

Advisors VI, L.L.C.; GSCP VI Offshore Advisors, L.L.C.; GS Capital Partners VI Offshore Fund, L.P.; Goldman, Sachs Management GP GmbH; GS Capital Partners VI Parallel, L.P.; GS Capital Partners VI GmbH & Co. KG; GSMP V Onshore US, Ltd.; GS Mezzanine Partners V Onshore Fund, L.P.; GS Mezzanine Partners V Onshore Fund, L.L.C.; GSMP V Institutional US, Ltd.; GS Mezzanine Partners V Institutional Fund, L.P.; GS Mezzanine Partners V Institutional Fund, L.L.C.; GSMP V Offshore US, Ltd.; GS Mezzanine Partners V Offshore Fund, L.P.; and GS Mezzanine Partners V Offshore Fund, L.L.C. (the “Goldman Entities”). The Goldman Entities disclaim beneficial ownership of such shares beneficially owned by (i) any client accounts with respect to which the Goldman Entities or their employees have voting or investment discretion, or both, and (ii) certain investment entities of which the Goldman Entities act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the Goldman Entities.

Of the shares of Common Stock and Series D Preferred Stock beneficially owned by the Goldman Sachs Group, Inc. (and assuming the conversion of the shares of Series D Preferred Stock into shares of Common Stock): the Goldman Sachs Group, Inc. has shared voting power over 173,207,292 shares and shared dispositive power over 173,207,292 shares; Goldman, Sachs & Co. has shared voting power over 168,440,606 shares and shared dispositive power over 168,440,606 shares; GSCP VI Advisors, L.L.C. has shared voting power over 62,894,588 shares and shared dispositive power over 62,894,588 shares; GS Capital Partners VI Fund, L.P. has shared voting power over 62,894,588 shares and shared dispositive power over 62,894,588 shares; GS Advisors VI, L.L.C. has shared voting power over 17,294,940 shares and shared dispositive power over 17,294,940 shares; GSCP VI Offshore Advisors, L.L.C. has shared voting power over 52,313,504 shares and shared dispositive power over 52,313,504 shares; GS Capital Partners VI Offshore Fund, L.P. has shared voting power over 52,313,504 shares and shared dispositive power over 52,313,504 shares; Goldman, Sachs Management GP GmbH has shared voting power over 2,235,274 shares and shared dispositive power over 2,235,274 shares; GS Capital Partners VI Parallel, L.P. has shared voting power over 17,294,940 shares and shared dispositive power over 17,294,940 shares; GS Capital Partners VI GmbH & Co. KG has shared voting power over 2,235,274 shares and shared dispositive power over 2,235,274 shares; GSMP V Onshore US, Ltd. has shared voting power over 13,000,005 shares and shared dispositive power over 13,000,005 shares; GS Mezzanine Partners V Onshore Fund, L.P. has shared voting power over 13,000,005 shares and shared dispositive power over 13,000,005 shares; GS Mezzanine Partners V Onshore Fund, L.L.C. has shared voting power over 13,000,005 shares and shared dispositive power over 13,000,005 shares; GSMP V Institutional US, Ltd. has shared voting power over 1,260,296 shares and shared dispositive power over 1,260,296 shares; GS Mezzanine Partners V Institutional Fund, L.P. has shared voting power over 1,260,296 shares and shared dispositive power over 1,260,296 shares; GS Mezzanine Partners V Institutional Fund, L.L.C. has shared voting power over 1,260,296 shares and shared dispositive power over 1,260,296 shares; GSMP V Offshore US, Ltd. has shared voting power over 19,424,276 shares and shared dispositive power over 19,424,276 shares; GS Mezzanine Partners V Offshore Fund, L.P. has shared voting power over 19,424,276 shares and shared dispositive power over 19,424,276 shares; and GS Mezzanine Partners V Offshore Fund, L.L.C. has shared voting power over 19,424,276 shares and shared dispositive power over 19,424,276 shares. Additionally, Goldman Sachs or another broker dealer subsidiary of the Goldman Sachs Group may, from time to time, hold shares of Common Stock acquired in ordinary course trading activities.

The Series D Preferred Stock is generally non-voting while held by the Goldman Entities or their affiliates and while held by any holder who receives such shares by means other than a Widely Dispersed Offering except for the right of such holders to vote on specific actions described in the Amended and Restated Series D Participating Convertible Preferred Stock Certificate of Designations.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of August 31, 2011 concerning beneficial ownership of our Common Stock by each director, the Company’s named executives and all of our directors and executive officers as a group. Except as otherwise indicated, a person has sole voting and investment power with respect to the Common Stock beneficially owned by that person. We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes voting or investment power over securities. The number of shares shown as beneficially owned in the table below are calculated pursuant to Rule 13d-3(d)(1) of the Exchange Act. Under Rule 13d-3(d)(1) of the Exchange Act, shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

	Shares of Common
	Stock Beneficially		Percent of Common
Name of Beneficial Owner	Owned(1)		Stock(2)

J. Coley Clark	27,986		*
Victor W. Dahir	27,986		*
Thomas M. Hagerty	314,629,219	(3)	78.9%
Scott L. Jaeckel	314,629,219	(3)	78.9%
Seth W. Lawry	314,629,219	(3)	78.9%
Ann Mather	34,986		*
Pamela H. Patsley	4,425,000		1.1%
Ganesh B. Rao	314,629,219	(3)	78.9%
W. Bruce Turner	27,986		*
James E. Shields	200,000		*
Jean C. Benson(4)	176,500		*
Jeffrey R. Woods(5)	—		—
Nigel L. Lee(6)	—		—
J. Lucas Wimer	200,000		*
Timothy C. Everett	175,000		*
All Directors and Executive Officers as a Group (16) persons total)	321,755,662	(7)	80.7%

*	Less than 1 percent

(1)	Includes shares underlying options exercisable within 60 days of August 31, 2011, as follows: Ms. Patsley, 4,225,000 shares; Mr. Shields, 200,000 shares; Ms. Benson, 83,900 shares; Mr. Wimer, 200,000 shares; and Mr. Everett, 175,000 shares.

(2)	Applicable percentage ownership is based on 398,626,743 shares of Common Stock outstanding as of August 31, 2011.

(3)	Because Messrs. Hagerty, Jaeckel, Lawry and Rao are each members of THL Advisors, each of them may be deemed to beneficially own the shares of Common Stock that may be deemed to be beneficially owned by THL Advisors. Each of Messrs. Hagerty, Jaeckel, Lawry and Rao disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Please see footnote (4) to the “Security Ownership of Certain Beneficial Owners” table above for more information regarding the shares of Common Stock that THL Advisors may be deemed to beneficially own.

(4)	Ms. Benson served as the Company’s Senior Vice President and Controller (principal accounting officer) until February 10, 2011.

(5)	Mr. Woods served as the Company’s Executive Vice President and Chief Financial Officer until January 15, 2010.

(6)	Mr. Lee served as the Company’s Executive Vice President, EMEAAP until April 26, 2011.

(7)	Includes: 5,984,500 shares underlying options exercisable within 60 days of August 31, 2011 and 4,831 shares held in the 401(k) plan or an IRA.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2012 annual meeting of stockholders, the written proposal must be received at our principal executive offices at 2828 N. Harwood Street, 15th Floor, Dallas, Texas 75201, Attention: Corporate Secretary, on or before December 10, 2011.

In accordance with the bylaws of the Company, as amended as of September 10, 2009 (our “Bylaws”), in order for a stockholder proposal not included in our proxy statement to be properly brought before the 2012 annual meeting of stockholders, a stockholder’s notice of the matter the stockholder wishes to present must comply with the requirements set forth in our Bylaws, and specifically, must be delivered to our principal executive offices at 2828 N. Harwood Street, 15th Floor, Dallas, Texas 75201, Attention: Corporate Secretary, not less than 90 nor more than 120 days prior to the first anniversary of the date of the 2011 annual meeting of stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than January 12, 2012 and no later than February 11, 2012.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and our website at www.moneygram.com. Any information contained on our website is not incorporated by reference into this Proxy Statement. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

By Order of the Board of Directors

Timothy C. Everett
Executive Vice President, General Counsel and
Corporate Secretary

Dallas, Texas
[          ], 2011

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MONEYGRAM INTERNATIONAL, INC.

MONEYGRAM INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: Clause (A) of Article IV of the Amended and Restated Certificate of Incorporation of the Company is hereby amended and restated in its entirety, as follows:

(A) Authorized Stock.  The total number of shares of stock that the Corporation shall have authority to issue is [two hundred sixty seven million (267,000,000) — one hundred thirty seven million (137,000,000)], consisting of [two hundred sixty million (260,000,000) — one hundred thirty million (130,000,000)] shares of Common Stock, par value $0.01 per share (hereinafter referred to as “Common Stock”), and (ii) seven million (7,000,000) shares of Preferred Stock, par value $0.01 per share (hereinafter referred to as “Preferred Stock”).

Each [5-10] shares of the Common Stock issued and outstanding on the effective date of this Certificate of Amendment shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any action by the holder thereof, subject to the treatment of fractional interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock in connection with the Reverse Stock Split shall, with respect to such fractional interest, be entitled to receive cash, without interest, in lieu of fractional shares of Common Stock, in an amount equal to the proceeds attributable to the sale of such fractional interest following the aggregation and sale by the Company’s transfer agent of all fractional shares otherwise issuable. Each certificate that prior to such combination represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND: This Certificate of Amendment was adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed this   day of          , 20XX.

MONEYGRAM INTERNATIONAL, INC.

By:
Name:
Title:

A-1

MONEYGRAM INTERNATIONAL, INC. 2828 N. HARWOOD 15TH FLOOR DALLAS, TX 75201	VOTE BY INTERNET —www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11117.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS OF MONEYGRAM INTERNATIONAL, INC. RECOMMENDS A VOTE “FOR” THE PROPOSAL	For	Against	Abstain

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation in the form attached to the accompanying Proxy Statement as Appendix A which will (i) effect a reverse stock split of the Company’s issued and outstanding Common Stock at a ratio that will be determined by the Board prior to the filing of the amendment with the Secretary of State of the State of Delaware and that will be within a range of one-for-five (1:5) to one-for-ten (1:10) and (ii) reduce the number of authorized shares of Common Stock by the same reverse stock split ratio determined by the Board if the Board determines, in its sole discretion, at any time prior to the first anniversary of the Special Meeting that the Reverse Stock Split and the Authorized Share Reduction are in the best interests of the Company and the Stockholders.
	☐	☐	☐
     Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

MONEYGRAM INTERNATIONAL, INC.
Special Meeting of Stockholders
[                    ], [               ], 2011 [          ] Central Standard Time
This proxy is solicited by the Board of Directors
     The stockholder(s) hereby appoint(s) Pamela H. Patsley and Timothy C. Everett, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MONEYGRAM INTERNATIONAL, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [          ], Central Standard Time on [                    ], 2011 at [                    ] located at [                    ], Dallas, Texas and any adjournment or postponement thereof.
     Attention participants in the MoneyGram International, Inc. 401(k) Plan: If you are a participant in MoneyGram’s 401(k) plan, your proxy will serve as a voting instruction to the Independent Fiduciary, Fiduciary Counselors. The Independent Fiduciary shall instruct the Trustee, Wells Fargo Bank N.A. The Independent Fiduciary shall follow each participant’s instructions unless it determines that doing so would be contrary to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). If no voting instructions are received from a participant in the 401(k) plan, the Trustee will vote those shares in accordance with the majority of shares voted in the 401(k) plan for which instructions were received, unless the Independent Fiduciary determines that doing so would be contrary to ERISA and instructs the Trustee to vote such shares differently. Your proxy must be received no later than 11:59PM, Eastern Time, on [                    ], 2011 so that the Trustee has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential.
     This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side